Exhibit 10.2
AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT

This Amendment No. 2 to the Forbearance Agreement (this “Second Amendment”) is entered into as of April 24, 2019 by and between Monitronics International, Inc., a Texas corporation (the “Borrower”), each other Loan Party to the Credit Agreement, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and certain Lenders party hereto (collectively, the “Parties”).
RECITALS
A.    On April 1, 2019, the Parties entered into that certain Forbearance Agreement (as amended by Amendment No. 1, dated April 12, 2019, between the Parties, the “Forbearance Agreement”), under which the Required Lenders agreed to temporarily forbear on enforcement of the Specified Defaults, subject to the terms and conditions contained in the Forbearance Agreement.
B.    The Forbearance Agreement contains a milestone that provides that no later than 5:00 p.m. (New York Time) on April 24, 2019 (the “RSA Deadline”), the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion (the “RSA Milestone”). In the event that the RSA Milestone is not satisfied by the RSA Deadline, the Forbearance Period terminates pursuant to the terms of the Forbearance Agreement. The Forbearance Agreement further provided that, if the RSA Milestone is not satisfied by the RSA Deadline, the Borrower shall, commencing on April 24, 2019, pay interest on the principal amount of all outstanding Obligations under the Credit Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law (the “Default Interest Provision”).
C.    The Parties hereby desire to further extend the RSA Deadline to no later than 5:00 p.m. (New York Time) on April 30, 2019, while making clear that the Default Interest Provision is triggered as of April 24, 2019 in accordance with the Forbearance Agreement.
Now, therefore, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Administrative Agent, the Borrower, and the undersigned Lenders hereby acknowledge, agree and consent to the following:
1.Defined Terms. Except as defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Forbearance Agreement.

2.Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Second Amendment and are incorporated herein by this reference.

3.Amendments.

(a)    Section 7(c) of the Forbearance Agreement is replaced in its entirety and further amended as follows:

“(c)    Commencing on April 24, 2019, the Borrower shall pay interest on the principal amount of all outstanding Obligations under the Credit Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. For the avoidance of doubt, in the event that the milestone in Section 8(b) is not satisfied, the obligation to pay interest on the terms set forth in the prior sentence shall survive the Forbearance Termination Date and shall continue to apply until such date as the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion.”

(b)    Section 8(b) of the Forbearance Agreement is replaced in its entirety and further amended as follows:

“(b)    No later than 5:00 p.m. (New York Time) on April 30, 2019, the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion.”
4.    Other Terms. Except as expressly set forth herein, all other terms of the Forbearance Agreement shall remain in full force and effect, and nothing in this Second Amendment shall be construed as modifying or amending any such terms unless otherwise expressly provided herein.

5.    Conditions Precedent to Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) upon which each of the conditions precedent set forth below have been satisfied:

(a)the Administrative Agent (or its counsel) shall have received a counterpart of this Second Amendment signed by each of the Borrower, the Administrative Agent and the Required Lenders.

(b)after giving effect to the forbearance under the Forbearance Agreement, the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (or with respect to representations and warranties qualified by materiality, in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (or with respect to representations and warranties qualified by materiality, in all respects), except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

6.    Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Second Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

[Signature page to Amendment No. 2 to Forbearance Agreement]

[BANK OF AMERICA, N.A.]

[Signature page to Amendment No. 2 to Forbearance Agreement]

[CONSENTING LENDER]

[Signature page to Amendment No. 2 to Forbearance Agreement]